UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2003

Globe Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	0001136645	72-1498296
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4051 Veterans Blvd., Suite 100
Metairie, LA	70002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (504) 887-0057

____________________________________________________________
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

On December 23, 2003, Globe Bancorp, Inc. issued a press release announcing the retirement of Saxon J. Toca, III as a director of the Company. The Press Release is attached as
Exhibit 99.1 to this report and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (a) and (b)- Not applicable

        (c) Exhibits

                99.1    December 23, 2003 Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                    GLOBE BANCORP, INC.
                                                                                    Registrant

Date: December 23, 2003                                            By: /s/ Thomas J. Exnicios
                                                                                    Thomas J. Exnicios
                                                                                    President, Chief Executive Officer
                                                                                    and Chief Financial Officer

2

Exhibit No. 99.1

PRESS RELEASE

Contact information:
Globe Bancorp, Inc.
Thomas J. Exnicios, (504) 887-0057

Globe Bancorp, Inc. Announces the Retirement of Saxon J.
Toca, III as Member of its Board of Directors

METAIRIE, LA. --(BUSINESS WIRE)--December 23, 2003--Thomas J. Exnicios,
President and Chief Executive Officer of Globe Bancorp, Inc. (OTC BB: GLBP), the
holding company for Globe Homestead Savings Bank, announced the retirement of
Saxon J. Toca, III from its Board of Directors. Mr. Toca had been a director of Globe
Bancorp, Inc. since its inception in March of 2001 and of Globe Homestead Savings
Bank since 1979.

In accordance with the Company's Articles of Incorporation, the Board of Directors
nominated and approved the appointment of Mary Elizabeth Toca to serve the remaining term of her father, Saxon J. Toca, III. Ms. Toca is an attorney with the law firm of
Kenney and Toca in Metairie, Louisiana.

Thomas J. Exnicios, President and CEO of the Company, stated: "We at Globe Bancorp,
Inc. thank Mr. Toca for his 25 years of service to Globe Homestead Savings Bank and to the
Company and wish him a long and fruitful retirement."

Globe Bancorp, Inc. was formed on March 12, 2001 as a Louisiana corporation. We are the holding company for Globe Homestead Savings Bank. Our offices are located at 4051
Veterans Boulevard., Suite 100, Metairie, Louisiana 70002, and our telephone number is
(504) 887-0057.

3